CONTACTS

Vernon W. Hill, II	C. Edward Jordan, Jr.
Chairman and President	Executive Vice President

(856) 751-9000

COMMERCE BANCORP CORE DEPOSITS UP 24%
Loans up 34%

July 17, 2006 - Cherry Hill, New Jersey - Commerce Bancorp, Inc. (NYSE Symbol: CBH) reported record assets, deposits and loans for the second quarter of 2006, announced Vernon W. Hill, II, Chairman of the multi-bank holding company.

SECOND QUARTER FINANCIAL HIGHLIGHTS

June 30, 2006

			% Change
Total Assets:	$43.4	Billion	30%
Core Deposits:	$36.8	Billion	24%
Total (Net) Loans:	$14.1	Billion	34%
Total Revenues:	$461.9	Million	14%
Net Income:	$79.5	Million	-%
Net Income Per Share:	$.41		(11)%

Chairman’s Statement

Commented Chairman Hill, “America’s #1 Bank Retailer again posted record results with strong core deposit growth of 24%.”

Financial highlights for the second quarter were:

•	Total assets increased to $43.4 billion, up 30%.

•	Net loans grew $3.6 billion, or 34% , to $14.1 billion, and the loan-to-deposit ratio increased to 38%.

•	Core deposit growth continues to drive the Company’s overall growth.

•	Annualized core deposit growth per store was $19 million and annualized total deposit growth per store was $20 million.

•	Annualized total deposit growth per store, excluding government deposits, was $16 million at June 30, 2006 compared with $15 million at June 30, 2005.

•	Core deposits increased $7.2 billion, up 24%, for the prior 12 months.

•	Comparable store core deposit growth per store was 17% for stores open two years or more and 20% for stores open one year or more.

•	Commercial core deposits grew 31% to $14.6 billion.

•	New York City deposits increased to $5.6 billion, up 56%.

•	Deposit charges and service fees grew 33% for the second quarter.

•	Net interest income grew 11% during the second quarter despite margin compression to 3.39% caused by the flat yield curve.

•	Net income was $79.5 million and net income per share was $.41 for the second quarter of 2006.

•	Shareholder equity increased 37% to $2.5 billion.

•	Book value per share grew 13% to $12.96.

Expansion Plans

The Commerce growth retail model includes the opening of new stores in both existing and new markets.

Consistent with our goal of increasing our store base 15-20% a year, the Company presently has +/- 175 locations in various stages of land use approvals, including approximately 30 locations in Florida.

The Company opened 16 stores in the first half of the year and will open approximately 60 to 65 in 2006.

The Commercial Bank
					Linked Quarter
	6/30/06	6/30/05	% Increase	3/31/06	$ Increase	% Increase
	(dollars in millions)
Commercial Core Deposits:	$14,637	$11,179	31%	$13,642	$995	7%
Commercial Loans:	8,996	6,975	29	8,556	440	5

Lending

Loans increased 34% to $14.3 billion from the second quarter of 2005, and the growth was widespread throughout all loan categories. On a linked quarter basis loans grew $793 million, or 6%.

Regional Loan Growth:

	6/30/06	6/30/05	$ Increase	% Increase	% of Total Growth
	(dollars in millions)
Metro New York	$7,107	$5,147	$1,960	38%	55%
Metro Philadelphia	6,690	5,532	1,158	21	32
Metro Washington	119	9	110	N/A	3
Southeast Florida	358	N/A	358	N/A	10

Total:	$14,274	$10,688	$3,586	34%	100%

Loan Composition:

	6/30/06	% of Total	6/30/05	% of Total	$ Increase	% Increase
	(dollars in millions)
Commercial	$3,731	26%	$2,873	27%	$858	30%
Owner-Occupied RE	2,614	18	2,229	21	385	17
Total Commercial	6,345	44	5,102	48	1,243	24
Consumer	5,279	37	3,714	35	1,565	42
Commercial Real Estate	2,650	19	1,872	17	778	42
Total Loans	$14,274	100%	$10,688	100%	$3,586	34%

The loan-to-deposit ratio increased to 38% at June 30, 2006.

Asset Quality

	Quarter Ended
	6/30/06	3/31/06	12/31/05	6/30/05

Non-Performing Assets/Assets	.12%	.08%	.09%	.11%
Net Loan Charge-Offs	.06%	.16%	.18%	.09%
Reserve for Credit Losses/Gross Loans	1.04%	1.06%	1.12%	1.32%
Non-Performing Loan Coverage	291%	432%	407%	396%
Non-Performing Assets/Capital	2%	1%	1%	2%
and Reserves

Non-performing assets and loans past due 90 days at June 30, 2006 totaled $53.0 million or .12% of total assets, versus $36.2 million, or .11% of total assets a year ago. The increase in non-performing assets is the result of one not-for-profit healthcare relationship which appears adequately secured.

Income Statement

	Three Months Ended			Six Months Ended
	6/30/06	6/30/05	% Change	6/30/06	6/30/05	% Change
	(dollars in thousands, except per share data)
Total Revenues:	$461,893	$404,110	14%	$900,825	$786,700	15%
Total Expenses:	333,784	278,499	20	649,118	536,905	21
Net Income:	79,520	79,409	-	156,817	156,546	-
Net Income Per Share:	$.41	$.46	(11)	$.82	$.91	(10)

Balance Sheet

					Linked Quarter
	6/30/06	6/30/05	% Increase	3/31/06	$ Increase	% Increase
	(dollars in millions)
Total Assets:	$43,436	$33,363	30%	$40,692	$2,744	7%
Total Loans (Net):	14,133	10,547	34	13,345	788	6
Core Deposits:	36,784	29,625	24	35,912	872	2
Total Deposits:	38,050	30,519	25	37,112	938	3

Shareholder Returns

		June 30, 2006
		Commerce	S & P Index
1	Year	19%	9%
5	Years	17%	2%
10	Years	27%	8%

Growth Targets

	Annual Growth Targets	Last 5 Year Growth	Actual Second Quarter 2006

Core Deposit Growth per Store (in millions):	$20	$22	$19
Core Deposits:	24-26%	35%	24%
Two-Year Comp Store Deposits:	18-20	25	17
Total Revenue:	23-25	25	14
Net Income:	23-25	25	-
Net Income Per Share:	18-20	17	(11)

Deposits

The Company’s deposit growth continues with total deposits at June 30, 2006 of $38.0 billion, a $7.5 billion increase or 25% over total deposits of $30.5 billion a year ago. Core deposits grew $7.2 billion, or 24%, in the 12 months ending June 30, 2006.

	6/30/06	6/30/05	$ Increase	% Increase
	(dollars in millions)
Core Deposits	$36,784	$29,625	$7,159	24%

Total Deposits	$38,050	$30,519	$7,531	25%

Regional Deposit Growth

Core deposit growth by region is as follows:

	# of Stores	6/30/06	6/30/05	$ Increase	% Increase	Average Store Size	Annualized Growth/ Store
	(dollars in millions)
Northern New Jersey	132	$11,388	$9,694	$1,694	17%	$86	$13
New York City	48	5,596	3,584	2,012	56	117	46
Long Island/NY State/CT	44	3,498	2,384	1,114	47	80	33
Metro New York	224	$20,482	$15,662	$4,820	31%	$91	$24
Metro Philadelphia	149	15,763	13,956	1,807	13	106	12
Metro Washington	8	280	7	273	N/A	35	55
Southeast Florida	8	259	N/A	259	N/A	32	N/A
Total Core Deposits	389	$36,784	$29,625	$7,159	24%	$95	$19
Total Deposits		$38,050	$30,519	$7,531	25%	$98	$20

Metro New York remains the Company’s largest and fastest growing market with total deposits of $21.3 billion, an increase of 31% over the second quarter of 2005, and an annualized total deposit growth per store of $25 million. This market is expected to continue to lead the deposit growth of the Company.

Comparable Store Core Deposit Growth

Comparable store deposit growth is measured as the year-over-year percentage increase in core deposits for stores open two years or more at the balance sheet date. Additional information is provided below for stores opened one year or more at the balance sheet date.

At June 30, 2006 the Company had 86 stores in New York State. Of these stores, 49 are included in the comparable store growth for stores open 2 years or more and 64 are included in the comparable store growth for stores open one year or more at the balance sheet date.

	Core Deposit Growth
	Stores Open 2		Stores Open 1
	Years or More		Year or More
	# of Stores	Comp Store Increase	# of Stores	Comp Store Increase

Metro Philadelphia	134	13%	143	14%
Northern New Jersey	106	14	117	17
New York City	31	38	37	40
Long Island/NY State	18	22	27	31
Metro Washington	N/A	N/A	2	N/A
Total	289	17%	326	20%
Excluding Time Deposits		18%		21%

Core Deposits

Core deposit growth by type of account is as follows:

	6/30/06	6/30/05	$ Increase	% Increase	2nd Quarter Cost of Funds
	(dollars in millions)
Demand	$8,654	$7,540	$1,114	15%	0.00%
Interest Bearing Demand	14,269	11,967	2,302	19	3.24
Savings	10,729	7,469	3,260	44	2.48
Subtotal	33,652	26,976	6,676	25%	2.20%

Time	3,132	2,649	483	18	3.37
Total Core Deposits:	$36,784	$29,625	$7,159	24%	2.30%

Core deposit growth by type of customer is as follows:

	6/30/06	% Total	6/30/05	% Total	Annual Growth %
	(dollars in millions)
Consumer	$15,766	43%	$13,250	45%	19%
Commercial	14,637	40	11,179	38	31
Government	6,381	17	5,196	17	23

Total	$36,784	100%	$29,625	100%	24%

Net Income and Net Income Per Share

Net income totaled $79.5 million for the second quarter of 2006, which was slightly above net income of $79.4 million for the second quarter of 2005.

On a diluted per share basis, net income for the second quarter of 2006 was $.41 compared to $.46 for the second quarter of 2005, an 11% decrease.

	Three Months Ended			Six Months Ended
	6/30/06	6/30/05	% Change	6/30/06	6/30/05	% Change
	(dollars in thousands, except per share data)
Net Income:	$79,520	$79,409	-%	$156,817	$156,546	-%
Net Income Per Share:	$.41	$.46	(11)	$.82	$.91	(10)

For the first six months of 2006, net income totaled $156.8 million, which was slightly above net income of $156.5 million for the first six months of 2005.

On a diluted per share basis, net income for the first six months of 2006 was $.82 compared to $.91 for the first six months of 2005, a 10% decrease.

Total Revenues

	Three Months Ended			Six Months Ended
	6/30/06	6/30/05	% Increase	6/30/06	6/30/05	% Increase
	(dollars in thousands, except per share data)
Total Revenues	$461,893	$404,110	14%	$900,825	$786,700	15%
Revenue Per Share	$9.53	$9.12	4%	$9.39	$8.90	5%

Net Interest Income and Net Interest Margin

Net interest income for the second quarter totaled $318.9 million, an 11% increase over the $288.5 million recorded a year ago, despite the impact of the flat yield curve. For the first six months of 2006, the Company recorded net interest income of $626.9 million, a 10% increase over the $567.4 million earned in the first six months of 2005. The increase in net interest income during the quarter and first six months was due to volume increases in interest earning assets resulting from the Company’s continued core deposit growth.

The net interest margin for the second quarter of 2006 decreased 14 basis points to 3.39%, compared to 3.53% for the first quarter of 2006, and down 54 basis points from the 3.93% margin for the second quarter of 2005. The year over year compression in net interest margin was caused by the continued increase in short-term rates reflecting the economic policy decisions of the Federal Reserve Board and the extended flat yield curve.

On a tax equivalent basis, the Company recorded $325.0 million in net interest income in the second quarter of 2006, an increase of $31.9 million or 11% over the second quarter of 2005. Net interest income on a tax equivalent basis of $638.8 million was earned in the first six months of 2006, an increase of $62.7 million or 11% over the first six months of 2005.

Net Interest Income and Rate/Volume Analysis

As shown below, the increase in net interest income on a tax equivalent basis was due to volume increases in the Company’s earning assets, which were fueled by the Company’s continued growth of core deposits. The Company’s continuing ability to grow core deposits produces net interest income growth, despite rate compression caused by the current rate environment.

	Net Interest Income
June 2006 vs. 2005	Volume Increase	Rate Change	Total Increase	% Increase
	(dollars in thousands)

Quarter	$69,010	($37,095)	$31,915	11%
First Six Months	$137,932	($75,245)	$62,687	11%

Excluding the impact of the negative rate change, the Company’s net interest income would have increased 24% for both the quarter and six months ended June 30, 2006.

Non-Interest Income

Non-interest income for the second quarter of 2006 increased to $143.0 million from $115.6 million a year ago, a 24% increase. Non-interest income for the first six months increased to $274.0 million from $219.3 million a year ago, a 25% increase. The increases in non-interest income are primarily attributable to the increases in deposit charges and service fees of 33% and 35% for the second quarter and first six months of 2006.

The growth in non-interest income for the second quarter and the first six months of 2006 is more fully depicted below:

	Three Months Ended			Six Months Ended
	6/30/06	6/30/05	% Change	6/30/06	6/30/05	% Change
	(dollars in thousands)
Deposit Charges & Service Fees	$91,653	$68,802	33%	$173,934	$128,766	35%
Other Operating Income:
Commerce Insurance	20,573	18,750	10	42,517	38,539	10
Commerce Capital Markets	7,263	7,248	-	13,498	13,687	(1)
Loan Brokerage Fees	2,183	2,949	(26)	4,119	5,708	(28)
Other	21,284	13,205	61	39,890	26,835	49
Total Other Operating Income	51,303	42,152	22	100,024	84,769	18
Net Investment Securities Gains	-	4,689	(100)	-	5,797	(100)
Total Non-Interest Income	$142,956	$115,643	24%	$273,958	$219,332	25%

Non-Interest Expenses

Non-interest expenses for the second quarter of 2006 were $333.8 million, up 20% from $278.5 million a year. Non-interest expenses for the first six months of 2006 were $649.1 million, up 21% from $536.9 million a year ago. The increases in non-interest expenses year-over-year were widespread throughout non-interest expense categories, reflecting the Company’s store expansion program. The Company remains focused on controlling costs while continuing to execute its growth model.

Investments

At June 30, 2006, total investments increased to $25.5 billion. The available for sale and held to maturity portfolios totaled $11.1 billion and $14.4 billion, respectively.

Detailed below is information regarding the composition and characteristics of the Company’s investment portfolio, excluding trading securities, at June 30, 2006.

Product Description	Available For Sale	Held to Maturity	Total
	(in millions)
Mortgage-backed Securities:
Federal Agencies Pass Through	$1,804	$2,173	$3,977
Certificates (AAA Rated)
Collateralized Mortgage	8,468	10,421	18,889
Obligations (AAA Rated)
Obligations of State and	802	1,822	2,624
Political Subdivisions/Other
Total	$11,074	$14,416	$25,490

Duration (in years)	3.87	4.38	4.16
Average Life (in years)	6.58	6.51	6.54
Quarterly Average Yield	5.60%	5.19%	5.37%

At June 30, 2006, the after tax depreciation of the Company’s available for sale portfolio was $154.0 million.

Linked Quarter Comparison

A comparison of financial results for the quarter ended June 30, 2006 to the previous quarter ended March 31, 2006 is as follows: (dollars in thousands, except per share data)

	Three Months Ended		Linked Quarter
	6/30/06	3/31/06	$ Change	% Change
Total Assets	$43,436,299	$40,692,382	$2,743,917	7%
Total Loans (Net)	14,132,780	13,344,865	787,915	6
Core Deposits	36,783,874	35,912,440	871,434	2
Total Deposits	38,049,762	37,112,107	937,655	3
Total Revenues	461,893	438,932	22,961	5
Net Interest Income	318,937	307,930	11,007	4
Non-Interest Income	142,956	131,002	11,954	9
Non-Interest Expense	333,784	315,334	18,450	6
Net Income	79,520	77,297	2,223	3
Net Income Per Share	$.41	$.41	-	-

Capital Resources

Stockholders’ equity at June 30, 2006 increased to $2.5 billion, a $676.9 million increase, or 37% over stockholders’ equity of $1.8 billion at June 30, 2005.

Return on average stockholders equity (ROE) for the second quarter and six months ending June 30, 2006 and 2005 is shown in the table below:
Three Months Ended		Six Months Ended
6/30/06	6/30/05	6/30/06	6/30/05
12.83%	17.68%	12.92%	17.82%
At June 30, 2006, the Company’s book value per share was $12.96, a 13% increase over the book value per share of $11.48 at June 30, 2005.

The Company’s capital ratios at June 30, 2006 were as follows:

		Regulatory Guidelines
	Commerce	“Well Capitalized”

Leverage Ratio	6.03%	5.00%
Tier I	11.84%	6.00%
Total Capital	12.56%	10.00%

New Stores

During the second quarter of 2006, the Company added 11 new stores, increasing the total stores to 389. During the last three years, the Company has added 145 of its 389 stores.

Stores opened during the second quarter were as follows:

Metropolitan New York

Location	County

Wantagh	Nassau (NY)
Ridgewood	Queens (NY)
Darien	Fairfield (CT)
Jefferson Valley	Westchester (NY)
Westport	Fairfield (CT)
Orange	New Haven (CT)
East Meadow	Nassau (NY)
Roslyn Heights	Nassau (NY)

Metropolitan Philadelphia

Location	County

Mount Laurel	Burlington (NJ)

Metropolitan Washington, D.C.

Location	County

Tyson’s Corner	Fairfax (VA)

Southeast Florida

Location	County

Deerfield Beach	Broward (FL)

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the “FRB”); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services and vice versa; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company’s non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.